                                POWER OF ATTORNEY

        KNOW ALL BY THESE PRESENTS, that the undersigned hereby constitutes and appoints Robert P. Stiller and Frances G. Rathke, and each of them acting singly, the undersigned's true and lawful attorney-in-fact to: (i) execute for and on behalf of the undersigned Form 144s in respect of Shares of Common Stock
("Common Stock") of Green Mountain Coffee Roasters, Inc. (the "Company") in
accordance with Rule 144 promulgated under the Securities Act of 1933 and, in the undersigned's capacity as a director of the Company, Forms 3, 4 and 5, including but not limited to any amendments thereto, in accordance with Section
16(a) of the Securities and Exchange Act of 1934 and the rules thereunder; (ii)
do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 144, 3, 4 and 5 and timely file such form with the United States Securities and Exchange
Commission and any stock exchange or similar authority, including the NASDAQ
Stock Market LLC; and (iii) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of the attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by the attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as the attorney-in-fact may approve in the attorney-in-fact's discretion.

        The undersigned hereby grants to the attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that the attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with the Securities Act of 1933 or the rules promulgated thereunder, including Rule 144 or the Securities and Exchange
Act of 1934 or the rules promulgated thereunder.

        This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.

        IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney effective as of the 4th day of April, 2007.

                                        /s/ Michael J. Mardy
                                        --------------------
                                        Michael J. Mardy